UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Southwest Airlines Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! SOUTHWEST AIRLINES CO. 2024 Annual Meeting Vote by May 14, 2024 11:59 PM ET. For shares held in the Southwest Airlines Co. ProfitSharing Plan, vote by May 13, 2024 11:59 PM ET SOUTHWEST AIRLINES CO. 2702 LOVE FIELD DRIVE DALLAS, TEXAS . 75235 V30422-P06606 You invested in SOUTHWEST AIRLINES CO. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 15, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and May 15, 2024 10:00 a.m., Central Daylight Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/ LUV2024 *Please check the meeting materials for any special requirements for meeting attendance.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
A.	**Company Proposals**	
1.	Election of Directors	
	Nominees:	
1a.	Lisa Atherton	For
1b.	David W. Biegler	For
1c.	J. Veronica Biggins	For
1d.	Roy Blunt	For
1e.	Douglas H. Brooks	For
1f.	Eduardo F. Conrado	For
1g.	William H. Cunningham	For
1h.	Thomas W. Gilligan	For
1i.	David P. Hess	For
1j.	Robert E. Jordan	For
1k.	Gary C. Kelly	For
1l.	Elaine Mendoza	For
1m.	Christopher P. Reynolds	For
1n.	Jill A. Soltau	For
2.	Advisory vote to approve the compensation of the Company's named executive officers.	For
3.	Approval of the Southwest Airlines Co. Amended and Restated 2007 Equity Incentive Plan.	For
4.	Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2024.	For
B.	**Shareholder Proposals**	
5.	Advisory vote on shareholder proposal to amend clawback policy for executive pay.	Against
6.	Advisory vote on shareholder proposal to permit shareholder removal of directors without cause.	Against

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